As filed with the Securities and Exchange Commission on August 31, 2004

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Sequa Corporation

(Exact name of registrant as specified in its charter)

Delaware	13-1885030
(State or other jurisdiction	(IRS. Employer
of incorporation or organization)	Identification No.)

200 Park Avenue

New York, New York  10166

(Address of Principal Executive Offices and Zip Code)

________________

2003 Directors Stock Award Plan
(Full title of the Plan)
________________
Norman E. Alexander
Chairman of the Board and Chief Executive Officer
Sequa Corporation
200 Park Avenue
New York, New York 10166
(Name and address of agent for service)
(212) 986-5500
(Telephone number, including area code, of agent for service)

________________

Copy to:

W. Leslie Duffy, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
Class A Common Stock, no par value	50,000 shares	$51.48	$2,574,000	$326.13

(1)       There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.

(2)       In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)       Estimated solely for purposes of calculating the registration fee.  Pursuant to Rules 457(c) and 457(h) under the Securities Act, the registration fee has been calculated based on the average of the high and low sale prices reported for the Class A Common Stock of Sequa Corporation on August __, 2004, which was $__  per share, as reported on the New York Stock Exchange.

EXPLANTORY NOTE

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED

IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference and made a part hereof:

1.             Sequa Corporation’s (the “Registrant”) Annual Report on Form 10-K (File No. 1-804) for the year ended December 31, 2003 (the "2003 Form 10-K") and Amendment No. 1 to Annual Report on Form 10-K (File No. 1-804) for the year ended December 31, 2003 dated March 26, 2004 (the “2003 Form 10-K/A”).

2.             Registrant’s Quarterly Reports on Form 10-Q (File No. 1-804) for the quarterly periods ended March 31, 2004 (“1st Q Form 10-Q”) and June 30, 2004 (“2nd Q Form 10-Q”), respectively.

3.             Registrant’s Current Report on Form 8-K (File No. 1-804) filed April 16, 2004.

4.             Registrant's Proxy Statement on Schedule 14A (File No. 1-804) filed March 30, 2004.

5.             The description of Registrant's Class A Common Stock contained in our Form 8-A (File No. 1-804) dated December 3, 1986.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

This item is not applicable as Registrant's Class A Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

This item is not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the ”DGCL”), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.  The Company's Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.  A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation.  Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

The Company's Restated Certificate of Incorporation and By-laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

This item is not applicable.

ITEM 8.  EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index on Page E-1 of this Registration Statement (the “Index”), which Index is incorporated herein by reference.

The Registrant will submit the Plan, including any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to maintain the tax qualified status of the Plan.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sequa Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of New York, State of New York on the 26th day of August, 2004.

SEQUA CORPORATION

(Registrant)

By:  /s/ Norman E. Alexander
  Norman E. Alexander
  Chairman of the Board and Chief
   Executive Officer

Each person whose signature appears below appoints Norman E. Alexander, Kenneth A. Drucker, Diane C. Bunt, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Norman E. Alexander Norman E. Alexander	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 26, 2004
/s/ John J. Quicke John J. Quicke	Vice Chairman and Director	August 26, 2004
/s/ Martin Weinstein Martin Weinstein	Vice Chairman and Director	August 26, 2004
/s/ Howard M. Leitner Howard M. Leitner	Senior Vice President, Finance (Principal Financial Officer)	August 26, 2004
/s/ Joanne M. O’Sullivan Joanne M. O’Sullivan	Vice President and Controller (Principal Accounting Officer)	August 30, 2004

/s/ Edward E. Barr Edward E. Barr	Director	August 26, 2004
/s/ Alvin Dworman Alvin Dworman	Director	August 26, 2004
/s/ David S. Gottesman David S. Gottesman	Director	August 30, 2004
/s/ Richard S. Lefrak Richard S. LeFrak	Director	August 26, 2004
/s/ R. Scott Schafler R. Scott Schafler	Director	August 26, 2004
/s/ Michael I. Sovern Michael I. Sovern	Director	August 26, 2004
/s/ Fred R. Sullivan Fred R. Sullivan	Director	August 26, 2004
/s/ Gerald Tsai, Jr. Gerald Tsai, Jr.	Director	August 26, 2004

                Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of August, 2004.

                                                                                                2003 DIRECTORS STOCK AWARD PLAN

                                                                                                By: /s/ Howard M. Leitner________________

                                                                                                        Howard M. Leitner

                                                                                                        Senior Vice President, Finance

INDEX TO EXHIBITS

Exhibit
Number		Exhibit

3(i)(a)	—

Restated Certificate of Incorporation and two Certificates of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 4(a) of Registration Statement No. 33-12420 on Form S-8 filed on March 6, 1987).

3(i)(b)	—

Certificate of Amendment of Certificate of Incorporation, dated May 7, 1987 (incorporated by reference to Exhibit 3(b) of the Annual Report on Form 10-K, File No. 1-804, for the year ended December 31, 1988, filed on March 28, 1989).

3(i)(c)	—	Certificate of Amendment of Certificate of Incorporation, dated June 4, 1999.
3(ii)	—	Restated and amended (as of August 26, 1993) by-laws (incorporated by reference to Exhibit 3.3 of Registration Statement No. 33-50843 on Form S-1, filed on October 29, 1993).
3(ii)	—

Restated and Amended (as of March 25, 2004) by-laws (incorporated by reference to Exhibit 3.2 of Sequa’s Quarterly Report on Form 10-Q, File No. 1-804, for the quarterly period ended March 31, 2004, filed on May 10, 2004).

—

Restated and amended (as of June 17, 2004) by-laws (incorporated by reference to Exhibit 3.3 of Quarterly Report on Form 10-Q, File No. 1-804, for the quarterly period ended June 30, 2004, filed on August 6, 2004).

5	—	* Opinion of Cahill Gordon & Reindel
23(a)	—	Consent of Cahill Gordon & Reindel LLP (contained in Exhibit 5)
23(b)	—	* Consent of Ernst & Young LLP
23(c)	—	* Consent of Ernst & Young LLP
24	—	Power of Attorney (set forth on the signature page of this Registration Statement)
99(a)	—	* 2003 Directors Stock Award Plan (incorporated by reference to Exhibit 10.46 of the Annual Report on Form 10-K, File No. 1-804, for the year ended December 31, 2003, filed on March 15, 2004).

________________

* Filed herewith

August 31, 2004

(212) 701-3000

Sequa Corporation
200 Park Avenue
New York, New York 10166

Dear Ladies and Gentlemen:

We have acted as special counsel to Sequa Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the proposed issue and sale, from time to time, of interests in, and 50,000 shares of Class A Common Stock, no par value (the "Class A Common Stock"), of the Company issued in accordance with the terms and provisions of the 2003 Directors Stock Award Plan of the Company (the "Plan"), and to which Registration Statement this opinion shall be filed as an exhibit (capitalized terms used herein without definition have the meanings given such terms in the Registration Statement).

We have examined (i) the Restated Certificate of Incorporation and two Certificates of Amendment of the Restated Certificate of Incorporation, the Certificate of Amendment of Certificate of Incorporation, dated May 7, 1987, the Certificate of Amendment of Certificate of Incorporation, dated June 4, 1999, and the Restated and Amended Bylaws of the Company, (ii) the Plan, (iii) the Registration Statement and exhibits thereto and (iv) such other documents and instruments that we have deemed necessary for the opinions hereinafter expressed.

Based upon the foregoing, we advise you that such shares of Class A Common Stock will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion as an exhibit to said Registration Statement.

Very truly yours,

/s/ CAHILL GORDON & REINDEL LLP

Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Directors Stock Award Plan of Sequa Corporation of our report dated March 8, 2004, with respect to the consolidated financial statements and schedules of Sequa Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

August 27, 2004

Exhibit 23(c)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Directors Stock Award Plan of Sequa Corporation of our report dated January 19, 2004, with respect to the financial statements of BELAC LLC included in Sequa Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Tampa, Florida

August 27, 2004